SEABOARD CORPORATION
                        EXECUTIVE RETIREMENT PLAN


                                ARTICLE I

                    ESTABLISHMENT AND PURPOSE OF PLAN


     Section 1.1.  Plan Establishment.

     Seaboard Corporation, a Delaware corporation, hereby establishes the Seaboard Corporation Executive Retirement Plan effective January 1, 1994.

     Section 1.2.  Purpose of Plan.

     The purpose of the Seaboard Corporation Executive Retirement Plan is to provide supplemental retirement benefits to certain employees of Seaboard Corporation or certain affiliated companies who are members of a select group of management or highly compensated employees and who are designated by the President or Executive Vice President of Seaboard Corporation as Participants hereunder.


                               ARTICLE II

                               DEFINITIONS


     As used herein:

     Section 2.1. "Accrued Benefit" shall mean the aggregate of the benefits accrued each year by a Participant under the provisions of Section 4.1.

     Section 2.2. "Actuarial (or Actuarially) Equivalent" shall have the meaning given to such term in the Seaboard Corporation
Pension Plan dated June 28, 1994, as may be amended from time to time.

     Section 2.3.  "Code" shall mean the Internal Revenue Code of
1986, as from time to time amended.

     Section 2.4.  "Committee" shall mean the committee
established by the Company to administer the Plan.

     Section 2.5.  "Company" shall mean Seaboard Corporation.

      Section 2.6. "Compensation" shall mean the total salary and bonus received by the Participant from the Company for the Participant's services in a given Year. Compensation shall include the amount of any elective deferrals made by the Participant in such Year pursuant to any plan if such amount is not includible in gross income under Code Sections 125 or 401(k). Notwithstanding the foregoing, a Participant's Compensation in any Year shall not exceed the sum of $300,000, with said sum to be adjusted on or before the first day of each Year commencing January 1, 1995 to such amount as is determined by the Committee from time to time.

     Section 2.7.  "Designated Beneficiary" shall mean the
individual identified by the Participant on a form furnished by the Committee and delivered to the Committee as the Participant's beneficiary under optional payment forms described in Sections 6.5 (b) and (c), if either of such optional payment forms is chosen.

     Section 2.8. "Disabled" or "Disability" means having a physical or mental condition resulting from bodily injury, disease or mental disorder which renders a Participant incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Act.

     Section 2.9. "Eligible Employee" shall mean an employee of the Company or other Employer whom the Committee determines to be in a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974 as from time to time amended. An employee shall no longer constitute an Eligible Employee if such employee is no longer employed by the Company or other Employer, even if transferred to the employ of a Related Company which is not an Employer.

     Section 2.10. "Employer" shall mean the companies set forth on Exhibit A attached hereto, as may be amended from time to time.

     Section 2.11. "Participant" shall mean an Employee who has met the requirements for participation under Article III hereunder.

     Section 2.12.  "Plan" shall mean the Seaboard Corporation
Executive Retirement Plan as contained herein and as from time to time amended.

     Section 2.13. "Related Company" shall mean any company which is a member of a controlled group of corporations, within the meaning of Code 414(b), of which the Company is a member.

     Section 2.14. "Ten Year C & C Annuity" shall mean an annuity payable to the Participant monthly for the Participant's life with 120 monthly payments guaranteed to the Participant or to the Participant's Designated Beneficiary in the event of the Participant's death prior to the completion of 120 monthly payments.

     Section 2.15.  "Vest" shall have the meaning set forth in
Section 4.2 below.

     Section 2.16 "Year" shall mean a 12-month period beginning each January 1 and ending each succeeding December 31.

     Section 2.17. "Year of Service" shall mean each whole or partial Year during which a Participant is employed by the Company or a Related Company and during which the Participant completes at least 1,000 hours of service with the Company or such Related Company.

                               ARTICLE III

                              PARTICIPATION


     Section 3.1. Commencement of Participation. An Eligible Employee who is designated by the President or Executive Vice President of the Company as a Participant in the Plan shall accrue a benefit as provided in Section 4.1 below effective as of the date specified by the President or Executive Vice President. Such Participant shall not accrue any benefit under the Seaboard Corporation Pension Plan dated June 28, 1994, as may be amended, while accruing a benefit as a Participant in this Plan.

     Section 3.2. Termination of Participation. If a Participant is no longer an Eligible Employee, as determined by the Committee, or if the President or Executive Vice President of the Company determines that a Participant shall no longer be a Participant in the Plan, then the Participant shall cease to accrue a benefit under the Plan. Notwithstanding that the participation of a Participant in the Plan is terminated hereunder, the Participant shall continue to be a Participant hereunder only with respect to the Accrued Benefit of the Participant which was accrued prior to such termination.

                               ARTICLE IV

                        DETERMINATION OF BENEFIT


     Section 4.1. Accrual of Benefit. A Participant will accrue an annual benefit (the "Accrued Benefit") each year in an amount equal to 2 1/2% of the Participant's Compensation for such Year.

     Section 4.2. Entitlement to Benefit. The Accrued Benefit shall Vest and thus be payable as provided herein when a Participant has completed five (5) or more Years of Service or has attained age 55. A Participant shall be credited with a Year of Service (for purposes of Vesting) for service provided during the initial Year of being employed regardless of the number of hours of service provided by the Participant during such Year and even though such Eligible Employee was not a Participant in the Plan during such Year. The Accrued Benefit shall also automatically Vest in a Participant upon the Participant becoming Disabled, or upon the Participant's death provided that such Participant is survived by a spouse at the time of such death. Any Participant whose Accrued Benefit does not Vest as provided above shall not be entitled to any benefit under this Plan.


                                ARTICLE V

       FORMS OF PAYMENT OF BENEFIT ACCRUED BEFORE AGE 62 YEAR-END


     Section 5.1. Benefit Based on Ten Year C & C Annuity. As soon as practicable after the end of each Year in which a Participant is entitled to a benefit under the provisions of
Section 4.2 above, the Company shall purchase for the benefit of such Participant an annuity contract (or add to an existing annuity contract) from an insurance company having an A.M. Best rating of at least A which would provide beginning at age 62 for an annual payment under a Ten Year C & C Annuity payment option of an amount which the Committee determines would approximate the Accrued Benefit for the Year then ended. The Accrued Benefit with respect to the period before a Participant is Vested shall upon such Participant becoming Vested be included in the annuity which is purchased for the Year in which the Participant became Vested. Participants shall not be paid any benefits as provided in this Article V for service provided after December 31 of the year in which the Participant reaches age 62, which benefit shall be paid exclusively as provided in Article VI below.

     When purchasing annuity contracts hereunder, the Committee shall take into account that a portion of the annuity payments will not be subject to federal or state income taxes. The Committee shall take this fact into account by assuming that the combined federal and state marginal income tax rate during the period in which the annuity will be paid will be equal to the current combined federal and state income tax rate for the Year the annuity is earned (using the income tax rate for the state in which the compensation was earned) based on income equal to 60% of such Participant's Compensation for such Year and by considering what portion of the annuity will not be subject to federal or state income taxes. The determination by the Committee as to the amount of the annuity which will approximate each Accrued Benefit shall be final and conclusive and the Company shall not have any liability to the Participants, even if the assumptions as to income tax rates and the amount which is free from income taxes turn out to be erroneous assumptions.

     All annuity contracts purchased by the Company for a Participant shall be exclusively owned by such Participant. Upon the purchase of an annuity contract for a Participant hereunder, the Company shall have no further liability to the Participant with respect to the Accrued Benefit for which the annuity contract was purchased.

     Section 5.2. Participant Option to Elect Variable Annuity. The Committee shall give Participants the right to elect to receive an annuity or similar product that the Committee deems viable whereby the amount of the annuity will vary depending upon the return achieved on the principal of the annuity. The amount paid into such annuity or other similar product shall be equal to the amount that would have been paid to purchase the annuity defined in Section 5.1 above.

     Section 5.3. Income Tax Considerations. In addition to the purchase of the annuity contract for the benefit of Participants pursuant to Section 5.1 above, the Company shall pay to each Participant (which amount will be withheld and paid to the appropriate taxing authorities) the amount of income taxes (both state and federal) which the Committee estimates the Participant will pay on account of the receipt of such annuity contract (the "Gross-Up"). The determination by the Committee as to the amount of the Gross-Up shall be final and conclusive and the Company shall not have any liability to the Participants, even if the assumptions as to income tax rates are not accurate.

     Section 5.4. Optional Form of Benefit. Notwithstanding that the Accrued Benefit is to be based on a Ten Year C & C Annuity, the Participant shall have the right to elect any other payout option which is available pursuant to the terms of the annuity purchased for such Participant.


                               ARTICLE VI

        FORMS OF PAYMENT OF BENEFIT ACCRUED AFTER AGE 62 YEAR-END


     Section 6.1. Benefit Based on Ten Year C & C Annuity. For service provided after December 31 of the Year in which the Participant reaches age 62, beginning the first of the next month after the Participant's retirement from the Company, the Participant shall receive a Company life annuity providing for an annual payment in the form specified in this Article VI but in an amount which is the Actuarial Equivalent of the payment of the Accrued Benefit pursuant to a Ten Year C & C Annuity payment option.

     Section 6.2. Automatic Form for Married Participants. If a Participant is married at retirement, the annuity to be paid hereunder shall be in the form of a joint and survivor annuity whereby a monthly annuity shall be paid to the Participant for his lifetime, and his spouse, if surviving at the Participant's death, shall be entitled to receive thereafter a lifetime annuity in an amount which is 50% of the monthly amount which had been payable to the Participant. The amount payable to the Participant shall be determined so that the aggregate annuity payments expected to be made to the Participant and his spouse shall be the Actuarial Equivalent of the Participant's benefit determined under Section 6.1.

     Section 6.3. Spouse's Death Benefit. A Participant who dies after reaching age 62 but prior to retirement and who is survived by a spouse shall have his death benefit paid to his surviving spouse in the form of a pre-retirement survivor annuity. The pre-retirement death benefit will be that payable to the spouse as if the Participant had retired and elected to receive his annuity in the form of a 100% joint and survivor annuity on the day before he died. The pre-retirement survivor annuity shall commence the month following the Participant's death.

     Section 6.4. Automatic Form for Unmarried Participants. If a Participant is not married at age 62, then the annuity to be paid hereunder shall be in the form of a single life annuity payable monthly which shall be the Actuarial Equivalent of the Participant's benefit determined under Section 6.1.

     Section 6.5. Optional Form of Benefit. Subject to the requirements of Section 6.6 below, a Participant can elect for the payment option of the annuity to be in one of the following forms of payment in lieu of the form otherwise specified above:

     (a) A single life annuity payable no less frequently than annually.
     (b)  A Ten Year C & C Annuity.
     (c) If the Participant is married, a life annuity payable no less frequently than annually for the life of the Participant and with a survivor annuity payable no less frequently than annually for the remaining life of the Participant's spouse which survivor annuity is either 75% or 100% of the annuity during the Participant's life.

 Benefits paid under any of the foregoing options will be the Actuarial Equivalent of the Participant's benefit determined under Section 6.1. The foregoing options must be elected before the Participant reaches the age of 62; provided, however, an election can be made or amended thereafter in the event of a change of circumstances with respect to the Participant, such as a change in marital or health status.

     Section 6.6. Election Not to Take the 50% Joint and Survivor Annuity. No Participant who is married as of the date payment of such benefit will commence can elect to receive his benefit in any form other than in the form of a 50% joint and survivor annuity under Section 6.2 unless such Participant's spouse has executed a written waiver consenting to any such election.

     Section 6.7. Spendthrift. The interest in this Plan, or any benefits provided under this Article VI, of or to any Participant or his beneficiary shall in no event be subject to sale, assignment, hypothecation, or transfer by such Participant or his beneficiary, and each Participant or his beneficiary is hereby prohibited from anticipating, pledging, assigning or alienating his interest in this Plan or in any account or benefit hereunder. The interest of any Participant or of his beneficiary shall not be liable or subject to the debts, liabilities, or obligations of the Participant or the beneficiary, nor shall the same or any part thereof be subject to any judgment rendered nor to any levy, execution, attachment, garnishment, or other legal process.


                               ARTICLE VII

                             ADMINISTRATION


     The Company shall appoint a Committee to administer the Plan. The Committee shall consist of one or more individuals who may or may not be employees of the Company. The Committee shall have the sole and absolute discretion to interpret the Plan and determine the benefits hereunder. The Committee shall be authorized to establish rules and procedures as it deems advisable or necessary for the administration of the Plan. The Committee shall establish a reasonable claims procedure which shall include a procedure for the appeal of a denied claim. All decisions of the Committee shall be final, conclusive, and binding upon all persons having any interest in the Plan. In the administration of the Plan, the Committee may, from time to time,
(i) delegate its duties, (ii) employ agents and delegate to them such duties as it sees fit, and (iii) consult with legal counsel, who may be legal counsel to the Company.


                              ARTICLE VIII

                              MISCELLANEOUS


     Section 8.1. Employment. The adoption of the Plan does not give any person any right to be retained in the employ of the Company, and no rights granted under the Plan shall be construed as creating a contract of employment. The right and power of the Company to dismiss or discharge any person is expressly reserved.

     Section 8.2. No Trust Relationship. Nothing contained herein and no actions taken pursuant to the Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant. The Company shall not be considered a trustee by reason of the Plan.

     Section 8.3. Amendment and Termination. The Company can amend or terminate the Plan at any time in its sole discretion; provided, however, no amendment or termination of the Plan shall affect the rights of any Participant to the payment of benefits which have accrued at the time of such amendment or termination.

     Section 8.4. Governing Law. The provisions of the Plan shall be governed, construed, enforced, and administered in accordance with the laws of the State of Kansas.

     Section 8.5. Headings. The headings have been inserted for convenience only and shall not affect the meaning or interpretation of the Plan.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of this 18th day of October, 1994, by its duly authorized agent.

                                   SEABOARD CORPORATION


                                   By:  /s/ Rick J. Hoffman
                                        _____________________
                                        Rick J. Hoffman
                                        Vice President











                           EXHIBIT A


Seaboard Corporation
     Seaboard Trading & Shipping (Division)
A & W Interlining Services Corporation
     Lewis Pad & Binding Company (Division)
Seaboard Overseas Limited
Seaboard Export Corporation
Seaboard Marine Ltd.
Port of Miami Cold Storage, Inc. (formerly Dodge Island Terminal)
Chestnut Hill Farms, Inc.
Seaboard Ship Management, Inc.
Harinas de Puerto Rico, Inc.
Seaboard Farms (Poultry Division Companies)
Seaboard Farms of Oklahoma, Inc. (Pork Division)